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                                  EXHIBIT 4.3

                                 FORM OF NOTE
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REGISTERED                                      $____________
No. ______


                      SEE REVERSE FOR CERTAIN DEFINITIONS

                                                              CUSIP NO. ________


          THE PRINCIPAL OF THIS SERIES 199[ ] - [    ] NOTE IS PAYABLE IN
INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT
OF THIS SERIES 199[ ] - [    ] NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT
SHOWN ON THE FACE HEREOF.


                                 [NAME OF SPE]

                    [        ] NOTES SERIES 199[ ] - [    ]

          [Name of SPE], a limited liability company organized and existing under the laws of the State of Delaware (herein referred to as the "Note
Issuer"), for value received, hereby promises to pay to [         ], or
registered assigns, the principal sum of [       ] DOLLARS in quarterly
installments on the Payment Dates and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02 of the Indenture, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before [insert Series Termination Date] (the
"Series Termination Date") and to pay interest, at the rate of [   ]% per annum,
on each March 25, June 25, September 25 and December 26 or if any such day is
not a Business Day, the next succeeding Business Day, commencing on [     ] and
continuing until the earlier of the payment of the principal hereof and the Series Termination Date (each a "Payment Date"), on the principal amount of this
Series 199[ ] - [    ] Note until the outstanding principal balance on the
preceding Payment Date (after giving effect to all payments of principal, if any, made on the preceding Payment Date) has been reduced to the principal balance specified in the applicable Expected Amortization Schedule attached to the related Series Supplement for such Payment Date. Interest on this Series
199[ ] - [    ] Note will accrue for each Payment Date from the most recent
Payment Date on which interest has been paid to but excluding such Payment Date
or, if no interest has yet been paid, from [        ].  Interest will be
computed on the basis of a [specify method of computation].  Such

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principal of and interest on this Series 199[ ] - [     ] Note shall be paid in
the manner specified on the reverse hereof.

          The principal of and interest on this Series 199[ ] - [    ] Note are
payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All
payments made by the Note Issuer with respect to this Series 199[ ] - [    ]
Note shall be applied first to interest due and payable on this Series 199[ ] -
[    ] Note as provided above and then to the unpaid principal of and premium, if any, on this Series 199[ ]-[ ] Note, all in the manner set forth in Section
8.02 of the Indenture.

          Reference is made to the further provisions of this Series 199[ ] -
[    ] Note set forth on the reverse hereof, which shall have the same effect as
though fully set forth on the face of this Series 199[ ] - [    ] Note.

          Unless the certificate of authentication hereon has been executed by the Note Trustee whose name appears below by manual signature, this Series
199[ ] - [    ] Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Note Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:

                                            [NAME OF SPE],


                                            by  _______________________
                                                Name:
                                                Title:
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                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


          This is one of the Series 199[ ] - [    ] Notes designated above and
referred to in the within-mentioned Indenture.


                                  BANKERS TRUST COMPANY,
                                  not in its individual capacity but solely as Note Trustee,

                                    by  __________________________
                                        Authorized Signatory
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                             [REVERSE OF NOTE]/1/

          This Series 199[ ] - [    ] Note is one of a duly authorized issue of
Notes of the Note Issuer, designated as its Notes (herein called the "Notes"),
issued and to be issued in one or more Series, and this Series 199[ ] -[    ]
Note is one of the Notes designated as the Note Issuer's [    ]% Notes, Series
199[ ] - [    ] (herein called the "Series 199[ ] - [ ] Notes"), all issued and
to be issued under an indenture dated as of [       ], 1997, and a Series
Supplement thereto (such indenture, as supplemented or amended, is herein called the "Indenture"), both between the Note Issuer and Bankers Trust Company, as Note trustee (the "Note Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Note Issuer, the Note Trustee and the Holders of
the Notes.  All terms used in this Series 199[ ] - [    ] Note that are defined
in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

          The Series 199[ ] - [    ] Notes and any other Series of Notes issued
by the Note Issuer are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

          The principal of this Series 199[ ] - [    ] Note shall be payable on
each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding principal balance thereof on the preceding Payment Date (after giving effect to all payments of principal, if any, made on the preceding Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule which is attached to the related Series Supplement as Schedule A, unless payable earlier either because
(x) an Event of Default shall have occurred and be continuing and the Note Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes of all Series have declared the Notes of all Series to be immediately due and payable in accordance with Section 5.02

-------------------
     /1/ The form of the reverse of a Note is substantially as follows, unless otherwise specified in the related Series Supplement.
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of the Indenture, (y) the Note Issuer shall have called for the redemption of
the Series 199[ ] - [     ] Notes pursuant to Section 10.01 of the Indenture or
(z) the Note Issuer shall have called for the redemption of the Series 199[ ]-
[    ] Notes pursuant to Section [     ] of the Indenture upon the occurrence of
a repurchase of the Transition Property pursuant to Section 5.01(b) of the Sale Agreement. However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to
Section 8.02 of the Indenture. The entire unpaid principal amount of this Series
199[ ] -[      ] Note shall be due and payable on the earlier of the Series
Termination Date hereof, the Redemption Date, if any, and the Repurchase Date, if any, herefor. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Note Trustee or the Holders of the Notes representing not less than a majority of the Outstanding Amount of the Notes of all Series have declared the Notes of all Series to be immediately due and payable in the manner provided in
Section 5.02 of the Indenture. All principal payments on the Series 199[ ] -
[     ] Notes shall be made pro rata to the Series 199[ ] - [     ] Noteholders
entitled thereto based on the respective principal amounts of the Series
199[ ] - [     ] Notes held by them.

          Payments of interest on this Series 199[ ] -[    ] Note due and
payable on each Payment Date, together with the installment of principal or premium, if any, shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Series 199[ ] -
[     ] Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the Record Date or in such other manner as may be provided in the related Series Supplement, except that with respect to Notes registered on the Record Date in the name of the Certificate Trustee, payments will be made by wire transfer in immediately available funds to the account designated by the Certificate Trustee and except for the final installment of principal and
premium, if any, payable with respect to this Series 199[ ]-[     ] Note on a
Payment Date which shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring
that this Series 199[ ] - [     ] Note be submitted for notation of payment. Any
reduction in the principal amount of this Series 199[ ] - [     ] Note (or any
one or more Predecessor Notes) effected by any payments made on any Payment Date
shall be binding upon all future Holders of this Series 199[ ] - [     ] Note
and of any Note issued upon
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the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal
amount of this Series 199[ ] - [     ] Note on a Payment Date, then the Note
Trustee, in the name of and on behalf of the Note Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable only
upon presentation and surrender of this Series 199[ ] - [     ] Note and shall
specify the place where this Series 199[ ] - [     ] Note may be presented and
surrendered for payment of such installment.

          The Note Issuer shall pay interest on overdue installments of interest at the Note Interest Rate to the extent lawful.

          As provided in the Indenture, the Series 199[ ] -[    ] Notes may be
redeemed, in whole but not in part, at the option of the Note Issuer on any Payment Date at the Redemption Price if, after giving effect to payments that would otherwise be made on such date, the Outstanding Amount of the Series
199[ ] - [    ] Notes has been reduced to less than five percent of the initial principal balance thereof.

          As provided in the Indenture and subject to certain limitations set
forth therein, the transfer of this Series 199[ ] - [    ] Note may be
registered on the Note Register upon surrender of this Series 199[ ] - [    ]
Note for registration of transfer at the office or agency designated by the Note Issuer pursuant to the Indenture, duly endorsed by, or accompanied by (a) a written instrument of transfer in form satisfactory to the Note Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in
such other guarantee program acceptable to the Note Trustee, and (b) such other documents as the Note Trustee may require, and thereupon one or more new Series
199[ ] - [    ] Notes of Minimum Denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of
this Series 199[ ] -[    ] Note, but the transferor may be required to pay a sum
sufficient to cover any tax or other governmental charge
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                                                                               7

that may be imposed in connection with any such registration of transfer or exchange, other than exchanges pursuant to Section 2.04 or 9.06 of the Indenture not involving any transfer.

          Each Noteholder, by acceptance of a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Note Issuer or the Note Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Note Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Note Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Note Trustee in its individual capacity, any holder of a beneficial interest in the Note Issuer or the Note Trustee or of any successor or assign of the Note Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Note Trustee has no such obligations in its individual capacity).

          Prior to the due presentment for registration of transfer of this
Series 199[ ] - [    ] Note, the Note Issuer, the Note Trustee and any agent of the Note Issuer or the Note Trustee may treat the Person in whose name this
Series 199[ ] - [    ] Note is registered (as of the day of determination) as
the owner hereof for the purpose of receiving payments of principal of and
premium, if any, and interest on this Series 199[ ] - [    ] Note and for all
other purposes whatsoever, whether or not this Series 199[ ] - [    ] Note be
overdue, and neither the Note Issuer, the Note Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the
Note Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Note Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding of each Series or Class to be affected. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes of all Series, on behalf of the Holders of all the Notes, to waive compliance by the Note Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Series 199[ ] -
[    ] Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Series
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199[ ] - [    ] Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Series 199[ ] - [ ] Note. The Indenture also permits the Note Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

          The term "Note Issuer" as used in this Series 199[ ] - [    ] Note
includes any successor to the Note Issuer under the Indenture.

          The Note Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Note Trustee and the Holders of Notes under the Indenture.

          The Series 199[ ] - [    ] Notes are issuable only in registered form
in denominations as provided in the Indenture and the related Series Supplement, subject to certain limitations therein set forth.

          This Series 199[ ] - [    ] Note, the Indenture and the related Series
Supplement shall be construed in accordance with the laws of the State of California, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Series
199[ ] - [    ] Note or of the Indenture shall alter or impair the obligation of the Note Issuer, which is absolute and unconditional, to pay the principal of
and interest on this Series 199[ ] - [    ] Note at the times, place, and rate,
and in the coin or currency herein prescribed.

          The Holder of this Series 199[ ] - [    ] Note by the acceptance
hereof agrees that, notwithstanding any provision of the Indenture or the related Series Supplement to the contrary, the Holder shall have no recourse against the Note Issuer, but shall look only to the Collateral, with respect to
any amounts due to the Holder under this Series 199[ ] - [    ] Note.

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                                                                               9


                                  ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee

___________________________

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto__________________________________________________________________
________________________________________________________________________________
                        (name and address of assignee)

the within Series 199[ ] - [    ] Note and all rights thereunder, and hereby
irrevocably constitutes and appoints _________________________________________,
attorney, to transfer said Series 199[ ] - [   ] Note on the books kept for
registration thereof, with full power of substitution in the premises.

Dated: _________________                    _________________________________/*/
                                            Signature Guaranteed:

_______________________
     /*/ NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Series 199[ ] -
[    ] Note in every particular, without alteration, enlargement or any change whatsoever.